UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 24, 2009

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 23, 2009, Harrah’s Entertainment, Inc. (the “Registrant”) issued a press release announcing, among other things, a change to the previously announced cash tender offers (the “Offers”) by its direct, wholly owned subsidiary, Harrah’s Operating Company, Inc. (“HOC”) for its 5.500% Senior Notes due 2010, 7.875% Senior Subordinated Notes due 2010, 8.000% Senior Notes due 2011 and 8.125% Senior Subordinated Notes due 2011 (collectively, the “Notes”). The maximum aggregate amount of consideration that may be paid for Notes tendered and accepted for purchase pursuant to the Offers has been reduced and may not exceed $160 million.

The changes to the Offers announced in the press release also include that the amount of new term loans under the incremental term loan provisions of HOC’s senior secured credit facility dated January 28, 2008 which HOC is seeking concurrently with the commencement of the Offers has been increased to $1 billion.

For additional information concerning the foregoing, a copy of the press release dated September 23, 2009 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

99.1	Text of press release, dated September 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: September 24, 2009	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Text of press release, dated September 23, 2009.